Exhibit 99.3

PROXY

OF

LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger Bosma, John W. Fredericks and Paul P. Lubertazzi, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the special meeting of shareholders of Lakeland Bancorp, Inc. to be held on                     , 2004, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement/Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL DESCRIBED BELOW.

(Continued and to be signed and dated on the reverse side.)

1.  Proposal to authorize the issuance of the shares of Lakeland Bancorp common stock issuable upon consummation of the proposed merger of
Newton Financial Corporation into Lakeland Bancorp (including the shares of Lakeland common stock issuable upon exercise of stock options to be assumed by Lakeland pursuant to the merger agreement)

(The Board recommends a vote “For”)

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Transaction of such other business as may properly come before the meeting, and any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.	IMPORTANT

PLEASE SIGN AND DATE AND RETURN PROMPTLY

Note: Please sign exactly as your name appears hereon. Give full title if Attorney, Executor, Administrator, Trustee, Guardian, etc.

Dated:________________________, 2004

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SIGNATURE(S)

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SIGNATURE(S)